Exhibit 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

SANDS CHINA LTD.

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 1928)

ANNOUNCEMENT OF INTERIM RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2015

1. FINANCIAL HIGHLIGHTS

Adjusted EBITDA for the Group was US$1,096.2 million (HK$8,498.1 million) in the first half of 2015, a decrease of 36.9% compared to US$1,737.4 million (HK$13,467.1 million) in the first half of 2014.

Total net revenues for the Group were US$3,516.6 million (HK$27,261.7 million) in the first half of 2015, a decrease of 30.7% compared to US$5,075.3 million (HK$39,340.2 million) in the first half of 2014.

Profit for the Group was US$734.5 million (HK$5,694.1 million) in the first half of 2015, a decrease of 46.4% compared to US$1,370.4 million (HK$10,622.4 million) in the first half of 2014.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in our 2014 Annual Report.

2. MANAGEMENT DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

The Board of Directors (the “Board”) of Sands China Ltd. (“we” or our “Company”) is pleased to announce the unaudited consolidated results of the Company and its subsidiaries (collectively the “Group”) for the six months ended June 30, 2015 compared to the six months ended June 30, 2014.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7523 (six months ended June 30, 2014: US$1.00 to HK$7.7513) for the purposes of illustration only.

Net Revenues

Our net revenues consisted of the following:

Six months ended June 30,

2015 2014 Percent change

(US$ in millions, except percentages)

Casino 2,998.7 4,571.5 (34.4)%

Mall 181.3 147.9 22.6%

Rooms 154.0 164.9 (6.6)%

Food and beverage 74.3 84.1 (11.7)%

Convention, ferry, retail and other 108.3 106.9 1.3%

Total net revenues 3,516.6 5,075.3 (30.7)%

Net revenues were US$3,516.6 million for the six months ended June 30, 2015, a decrease of US$1,558.7 million, or 30.7%, compared to US$5,075.3 million for the six months ended June 30, 2014. Net revenues decreased in our casino, rooms, and food and beverage segments, mainly driven by the overall market slowdown in the Macao gaming industry. Despite the softer gaming market in Macao, we continued to enjoy Macao market-leading visitation and focused on driving the high-margin mass market gaming segment, while providing luxury amenities and high service levels to our VIP and premium players.

Our net casino revenues for the six months ended June 30, 2015 were US$2,998.7 million, a decrease of US$1,572.8 million, or 34.4%, compared to US$4,571.5 million for the six months ended June 30, 2014. The reduction was primarily attributable to decreases of US$688.2 million at The Venetian Macao and US$482.8 million at Sands Cotai Central, driven by a decrease in volume in all segments.

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The following table summarizes the results of our casino activity:

	Six months ended June 30,		
	2015	2014	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**1,297.0**	1,985.2	(34.7)%
Non-Rolling Chip drop	**3,545.0**	4,645.1	(23.7)%
Non-Rolling Chip win percentage	**25.5%**	25.9%	(0.4)pts
Rolling Chip volume	**16,150.9**	27,645.2	(41.6)%
Rolling Chip win percentage	**2.95%**	3.47%	(0.52)pts
Slot handle	**2,035.7**	2,798.3	(27.3)%
Slot hold percentage	**4.9%**	5.0%	(0.1)pts
Sands Cotai Central			
Total net casino revenues	**963.0**	1,445.8	(33.4)%
Non-Rolling Chip drop	**3,107.7**	3,682.3	(15.6)%
Non-Rolling Chip win percentage	**21.5%**	22.2%	(0.7)pts
Rolling Chip volume	**10,909.5**	27,909.7	(60.9)%
Rolling Chip win percentage	**3.05%**	2.89%	0.16pts
Slot handle	**3,144.4**	3,788.1	(17.0)%
Slot hold percentage	**3.4%**	3.6%	(0.2)pts
The Plaza Macao			
Total net casino revenues	**290.5**	534.9	(45.7)%
Non-Rolling Chip drop	**505.7**	718.6	(29.6)%
Non-Rolling Chip win percentage	**22.4%**	25.1%	(2.7)pts
Rolling Chip volume	**8,143.3**	14,841.6	(45.1)%
Rolling Chip win percentage	**3.20%**	3.42%	(0.22)pts
Slot handle	**260.8**	460.2	(43.3)%
Slot hold percentage	**5.4%**	5.1%	0.3pts
Sands Macao			
Total net casino revenues	**448.2**	605.7	(26.0)%
Non-Rolling Chip drop	**1,559.0**	2,173.2	(28.3)%
Non-Rolling Chip win percentage	**19.5%**	17.7%	1.8pts
Rolling Chip volume	**4,854.4**	10,032.1	(51.6)%
Rolling Chip win percentage	**3.36%**	2.87%	0.49pts
Slot handle	**1,365.7**	1,635.6	(16.5)%
Slot hold percentage	**3.6%**	3.8%	(0.2)pts

Net mall revenues for the six months ended June 30, 2015 were US$181.3 million, an increase of US$33.4 million, or 22.6%, compared to US$147.9 million for the six months ended June 30, 2014. The increase was primarily driven by the opening of the third phase of the Shoppes at Cotai Central in June 2014 and higher base fees due to contract renewals and additional stores opened after the remodeling at the Shoppes at Four Seasons and the Shoppes at Venetian.

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Net room revenues for the six months ended June 30, 2015 were US$154.0 million, a decrease of US$10.9 million, or 6.6%, compared to US$164.9 million for the six months ended June 30, 2014. The decrease was mainly driven by the slowdown in the Macao gaming industry.

The following table summarizes our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis.

	Six months ended June 30,		
	2015	2014	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues *(in millions)*	**110.6**	126.6	(12.6)%
Occupancy rate	**84.0%**	91.7%	(7.7)pts
Average daily rate	**255**	265	(3.8)%
Revenue per available room	**214**	243	(11.9)%
Sands Cotai Central			
Gross room revenues *(in millions)*	**135.2**	152.7	(11.5)%
Occupancy rate	**80.1%**	86.9%	(6.8)pts
Average daily rate	**164**	173	(5.2)%
Revenue per available room	**132**	150	(12.0)%
The Plaza Macao			
Gross room revenues *(in millions)*	**21.6**	24.7	(12.6)%
Occupancy rate	**80.2%**	86.4%	(6.2)pts
Average daily rate	**395**	419	(5.7)%
Revenue per available room	**317**	363	(12.7)%
Sands Macao			
Gross room revenues *(in millions)*	**11.3**	12.8	(11.7)%
Occupancy rate	**99.0%**	97.6%	1.4pts
Average daily rate	**222**	254	(12.6)%
Revenue per available room	**220**	248	(11.3)%

Net food and beverage revenues for the six months ended June 30, 2015 were US$74.3 million, a decrease of US$9.8 million, or 11.7%, compared to US$84.1 million for the six months ended June 30, 2014.

Net convention, ferry, retail and other revenues for the six months ended June 30, 2015 were US$108.3 million, an increase of US$1.4 million, or 1.3%, compared to US$106.9 million for the six months ended June 30, 2014. The increase was primarily driven by our ferry operations.

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Operating Expenses

Operating expenses were US$2,771.0 million for the six months ended June 30, 2015, a decrease of US$884.4 million, or 24.2%, compared to US$3,655.4 million for the six months ended June 30, 2014. The decrease in operating expenses was primarily attributed to decreases in business volumes across all properties, as well as our cost control measures.

Adjusted EBITDA(1)

The following table summarizes information related to our segments:

Six months ended June 30,

2015 2014 Percent change

(US$ in millions, except percentages)

The Venetian Macao 526.5 872.9 (39.7)%

Sands Cotai Central 319.6 513.0 (37.7)%

The Plaza Macao 118.8 180.8 (34.3)%

Sands Macao 123.2 173.0 (28.8)%

Ferry and other operations 8.0 (2.4) N.M.

Total adjusted EBITDA 1,096.2 1,737.4 (36.9)%

Adjusted EBITDA for the six months ended June 30, 2015 was US$1,096.2 million, a decrease of US$641.2 million, or 36.9%, compared to US$1,737.4 million for the six months ended June 30, 2014. The decrease was driven by revenue decreases across all business segments except for the mall, as a result of the overall market slowdown in the Macao gaming industry. The management team continues to focus on operational efficiencies and cost control measures throughout both the gaming and non-gaming areas of the business, maintaining a market-leading adjusted EBITDA.

(1) Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax benefit/ (expense). Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

N.M. — Not Meaningful

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Interest Expense

The following table summarizes information related to interest expense:

Six months ended June 30,

2015 2014 Percent change

(US$ in millions, except percentages)

Interest and other finance costs 40.5 41.9 (3.3)% Less — capitalized interest (10.1) (3.7) 173.0%

Interest expense, net 30.5 38.2 (20.2)%

Interest expense, net of amounts capitalized, was US$30.5 million for the six months ended June 30, 2015, compared to US$38.2 million for the six months ended June 30, 2014. The decrease was primarily due to a US$6.4 million increase in capitalized interest primarily related to the construction of The Parisian Macao and the remaining phase of Sands Cotai Central.

Profit for the Period

Profit for the six months ended June 30, 2015 was US$734.5 million, a decrease of US$635.9 million, or 46.4%, compared to US$1,370.4 million for the six months ended June 30, 2014.

LIQUIDITY AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financing.

In April 2015, we entered into a joinder agreement (the “Joinder Agreement”) to the 2011 VML Credit Facility. Under the Joinder Agreement, certain lenders have agreed to provide a new term loan equal to US$1.0 billion (the “2011 VML Accordion Term”), which was fully funded on April 30, 2015. During the six months ended June 30, 2015, we made repayments of US$820.2 million on the Extended 2011 VML Revolving Facility.

As at June 30, 2015, we had US$2.0 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

As at June 30, 2015, we had cash and cash equivalents of US$1.96 billion, which was primarily generated from our operations.

Cash Flows — Summary

Our cash flows consisted of the following:

Six months ended June 30, 2015 2014

(US$ in millions)

Net cash generated from operating activities 901.2 1,671.0 Net cash used in investing activities (589.0) (418.4) Net cash used in financing activities (893.3) (2,690.2)

Net decrease in cash and cash equivalents (581.1) (1,437.5)

Cash and cash equivalents at beginning of period 2,535.3 2,943.4 Effect of exchange rate on cash and cash equivalents 1.2 1.9

Cash and cash equivalents at end of period 1,955.4 1,507.8

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, mall and hotel operations. Net cash generated from operating activities for the six months ended June 30, 2015 was US$901.2 million, a decrease of US$769.8 million, or 46.1%, compared to US$1,671.0 million for the six months ended June 30, 2014. The decrease in net cash generated from operating activities was primarily due to the decrease in operating income.

Cash Flows — Investing Activities

Net cash used in investing activities for the six months ended June 30, 2015 was US$589.0 million and was primarily attributable to capital expenditures for development projects, as well as maintenance spending. Capital expenditures for the six months ended June 30, 2015, totaled US$599.6 million, including US$533.1 million for construction activities at The Parisian Macao and Sands Cotai Central, and US$66.5 million for our operations, mainly at The Venetian Macao and Sands Macao.

Cash Flows — Financing Activities

For the six months ended June 30, 2015, net cash used in financing activities was US$893.3 million, which was primarily attributable to US$1,030.2 million in interim dividend payments and US$820.2 million for repayments of borrowings under the Extended 2011 VML Revolving Facility, partially offset by US$999.3 million in proceeds from borrowings under the 2011 VML Accordion Term.

CAPITAL EXPENDITURES

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

Six months ended June 30, 2015 2014

(US$ in millions)

The Venetian Macao 43.4 44.2 Sands Cotai Central 219.1 156.5 The Plaza Macao 8.2 21.9 Sands Macao 13.5 14.8 Ferry and other operations 1.4 1.1 The Parisian Macao 314.0 189.6

Total capital expenditures 599.6 428.0

Our capital expenditure plans are significant. Sands Cotai Central opened in phases, beginning in April 2012. We have begun construction activities on the St. Regis tower, the remaining phase of the project, which will include a fourth hotel and mixed-use tower under the St. Regis brand that is expected to open at the end of 2015, subject to Macao Government approval. The total cost to complete the remaining phase of the project is expected to be approximately US$380 million.

We have begun construction on The Parisian Macao, an integrated resort that will be connected to The Venetian Macao and The Plaza Macao. The Parisian Macao is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with over 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of payments made for the land premium. As with projects of this nature, we will continue to analyze options for both a full and phased opening of the facility, which is anticipated to open in the second half of 2016, subject to Macao Government approval. We had capitalized construction costs of US$1.18 billion, including land, as at June 30, 2015.

These investment plans are subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

June 30, December 31,

2015 2014

(US$ in millions)

Contracted but not provided for 1,397.4 1,884.5 Authorized but not contracted for 1,019.5 1,161.3

Total capital commitments 2,416.9 3,045.8

DIVIDENDS

On January 23, 2015, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share. This interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 27, 2015.

On June 17, 2015, the Shareholders approved a final dividend of HK$1.00 (equivalent to US$0.129) per share for the year ended December 31, 2014 to Shareholders whose names appeared on the register of members of the Company on June 24, 2015. The final dividend, amounting in aggregate to HK$8.07 billion (equivalent to US$1.04 billion), was paid on July 15, 2015.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2015.

PLEDGE OF FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure our loan facilities. As at June 30, 2015, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; and vehicles with an aggregate net book value of approximately US$7.07 billion (December 31, 2014: US$7.06 billion).

CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

Under the land concession for The Parisian Macao, which is anticipated to open in the second half of 2016 (subject to Macao Government approval), we are required to complete the development by April 2016. The land concession for Sands Cotai Central contains a similar requirement that the development be completed by December 2016. We have applied for an extension from the Macao Government to complete The Parisian Macao as we believe we will be unable to meet the April 2016 deadline. Should we determine that we are unable to complete Sands Cotai Central by December 2016, we would then also expect to apply for another extension from the Macao Government. If we are unable to meet the Sands Cotai Central deadline and the deadlines for either development are not extended, we could lose our land concessions for The Parisian Macao or Sands Cotai Central, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$1.18 billion or US$4.78 billion in capitalized construction costs including land, as at June 30, 2015, related to The Parisian Macao and Sands Cotai Central, respectively.

CAPITAL RISK MANAGEMENT

The Group’s primary objective when managing capital is to safeguard the Group’s ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in note 12 to the condensed consolidated financial statements), cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest-bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

June 30, December 31,

2015 2014

(US$ in millions, except percentages)

Interest-bearing borrowings, net of deferred financing costs 3,294.5 3,115.4 Less: cash and cash equivalents (1,955.4) (2,535.3) restricted cash and cash equivalents (7.1) (6.5)

Net debt 1,331.9 573.6 Total equity 5,106.4 6,429.3

Total capital 6,438.3 7,002.9

Gearing ratio 20.7% 8.2%

The increase in the gearing ratio during the six months ended June 30, 2015 was primarily due to interim dividend payments of US$1.03 billion.

BUSINESS REVIEW AND PROSPECTS

Our business strategy is to continue to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure and convention destination. The Company continues to execute on the strategies outlined in our 2014 Annual Report. These strategies have proven to be successful in the first half of 2015 and we are confident they will continue into the future.

Sands Cotai Central

Sands Cotai Central is located across the street from The Venetian Macao and The Plaza Macao and is our largest integrated resort on Cotai. Sands Cotai Central opened in phases, beginning in April 2012. The property currently features three hotel towers: the first hotel tower, consisting of 636 five-star rooms and suites under the Conrad brand and 1,224 four-star rooms and suites under the Holiday Inn brand; the second hotel tower, consisting of 1,796 rooms and suites under the Sheraton brand; and the third hotel tower, consisting of 2,067 rooms and suites under the Sheraton brand. Within Sands Cotai Central, we also own and currently operate approximately 370,000 square feet of gaming space, approximately 350,000 square feet of meeting space and approximately 331,000 square feet of retail space, as well as entertainment and dining facilities.

We have begun construction activities on the St. Regis tower, the remaining phase of the project, which will include a fourth hotel and mixed-use tower under the St. Regis brand that is expected to open at the end of 2015, subject to Macao Government approval. The total cost to complete the remaining phase of the project is expected to be approximately US$380 million.

The Parisian Macao

The Parisian Macao, which is currently expected to open in the second half of 2016 (subject to Macao Government approval), is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with over 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of payments made for the land premium. We had capitalized construction costs of US$1.18 billion for The Parisian Macao, including land, as at June 30, 2015.

3. CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRACTICES

Good corporate governance underpins the creation of Shareholder value at Sands China and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right compliant culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Corporate Governance Code (the “Code”) contained in Appendix 14 of the Listing Rules and draws on other best practices.

The Board is of the view that throughout the six months ended June 30, 2015, save as disclosed below, the Company fully complied with all the code provisions and certain recommended best practices set out in the Code.

Code Provision A.2.1

Mr. Sheldon Gary Adelson, the Chairman of the Company, was appointed as the Chief Executive Officer of the Company with effect from March 6, 2015 following the retirement of the Company’s previous Chief Executive Officer, Mr. Edward Matthew Tracy. The roles of Chairman and Chief Executive Officer have been performed by Mr. Adelson since then. Although under code provision A.2.1 of the Code, the roles of chairman and chief executive officer should be separate and should not be performed by the same individual, the combination of the roles of chairman and chief executive officer by Mr. Adelson is considered to be in the best interests of the Company and its Shareholders as a whole. The Company believes that the combined roles of Mr. Adelson promotes better leadership for both the Board and management and allows more focus on developing business strategies and the implementation of objectives and policies. The structure is supported by the Company’s well established corporate governance structure and internal control policies.

MODEL CODE FOR SECURITIES TRANSACTIONS

The Company has developed its own securities trading code for securities transactions (the “Company Code”) by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the “Model Code”). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code throughout the six months ended June 30, 2015 and to the date of this announcement.

BOARD AND BOARD COMMITTEES COMPOSITION

The following changes were made to the composition of the Board and the Board Committees of the Company during the six months ended June 30, 2015:

On March 6, 2015, Mr. Edward Matthew Tracy retired as the President and Chief Executive Officer, an Executive Director and a member of the Sands China Capital Expenditure Committee (the “Capex Committee”) of the Company.

Mr. Sheldon Gary Adelson was appointed as the Chief Executive Officer of the Company and was re-designated as an Executive Director of the Company with effect from March 6, 2015.

Mr. Robert Glen Goldstein was appointed as the Interim President and a member of the Capex Committee of the Company and was re-designated as an Executive Director of the Company with effect from March 6, 2015.

On April 1, 2015, Mr. David Alec Andrew Fleming retired as the Company Secretary, General Counsel, Authorized Representative of the Company and the Alternate Director to Mr. Michael Alan Leven, a Non-Executive Director of the Company.

AUDIT COMMITTEE REVIEW

The Audit Committee has reviewed the accounting policies adopted by the Group and the unaudited condensed consolidated financial statements for the six months ended June 30, 2015, and was of the opinion that the preparation of such interim results complied with the applicable accounting standards and requirements and that adequate disclosures have been made. All of the Audit Committee members are Independent Non-Executive Directors, with Mr. Victor Patrick Hoog Antink (Chairman of the Audit Committee) and Mr. Iain Ferguson Bruce possessing the appropriate professional qualifications and accounting and related financial management expertise.

PURCHASE, SALE OR REDEMPTION OF THE COMPANY’S LISTED SHARES

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the six months ended June 30, 2015.

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4. FINANCIAL RESULTS

The financial information set out below in this announcement represents an extract from the condensed consolidated financial statements, which is unaudited but has been reviewed by the Company’s independent auditor, Deloitte Touche Tohmatsu, in accordance with the International Standard on Review Engagements 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”, and by the Audit Committee.

CONSOLIDATED INCOME STATEMENT

Six months ended June 30, 2015 2014

Note US$’000, except per share data

(Unaudited)

Net revenues 4 3,516,594 5,075,255 Gaming tax (1,382,490) (2,169,447) Employee benefit expenses (568,459) (529,555) Depreciation and amortization (268,457) (257,250) Gaming promoter/agency commissions (81,948) (183,949) Inventories consumed (40,196) (49,932) Other expenses and losses 5 (429,488) (465,309)

Operating profit 745,556 1,419,813 Interest income 8,736 9,489 Interest expense, net of amounts capitalized 6 (30,459) (38,193) Loss on modification or early retirement of debt 12 —(17,964)

Profit before income tax 723,833 1,373,145 Income tax benefit/(expense) 7 10,660 (2,729)

Profit for the period attributable to equity holders of the Company 734,493 1,370,416

Earnings per share for profit attributable to equity holders of the Company

— Basic 8 US9.10 cents US16.99 cents

— Diluted 8 US9.10 cents US16.98 cents

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Profit for the period attributable to equity holders of the Company 734,493 1,370,416 Other comprehensive income, net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences 3,352 3,823

Total comprehensive income for the period attributable to equity holders of the Company 737,845 1,374,239

CONSOLIDATED BALANCE SHEET

June 30, December 31,

2015 2014

Note US$’000

(Unaudited) (Audited)

ASSETS

Non-current assets

Investment properties, net 1,200,042 1,143,222 Property and equipment, net 7,204,694 6,912,974 Intangible assets, net 23,117 20,705 Deferred income tax assets 37,700 23,910 Other assets, net 29,529 30,506 Trade and other receivables and prepayments, net 23,946 21,328

Total non-current assets 8,519,028 8,152,645

Current assets

Inventories 11,976 13,913 Trade and other receivables and prepayments, net 10 534,036 639,180 Restricted cash and cash equivalents 7,120 6,538 Cash and cash equivalents 1,955,421 2,535,315

Total current assets 2,508,553 3,194,946

Total assets 11,027,581 11,347,591

June 30, December 31,

2015 2014

Note US$’000

(Unaudited) (Audited)

EQUITY

Capital and reserves attributable to equity holders of the Company

Share capital 80,689 80,677 Reserves 5,025,669 6,348,670

Total equity 5,106,358 6,429,347

LIABILITIES Non-current liabilities

Trade and other payables 11 80,330 77,566 Borrowings 12 3,368,866 3,194,369 Deferred income tax liabilities 26,807 26,504

Total non-current liabilities 3,476,003 3,298,439

Current liabilities

Trade and other payables 11 1,395,361 1,608,344 Dividend payable 9 1,041,180 — Current income tax liabilities 2,910 5,644 Borrowings 12 5,769 5,817

Total current liabilities 2,445,220 1,619,805 Total liabilities 5,921,223 4,918,244 Total equity and liabilities 11,027,581 11,347,591 Net current assets 63,333 1,575,141 Total assets less current liabilities 8,582,361 9,727,786

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of preparation

The unaudited condensed consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The condensed consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 14, 2015.

The condensed consolidated financial statements for the six months ended June 30, 2015 have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules. They should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2014, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).

2. Significant accounting policies

The condensed consolidated financial statements have been prepared on the historical cost basis except for certain financial assets and financial liabilities that are measured at fair value.

Except as described below, the accounting policies adopted and methods of computation used in the preparation of the condensed consolidated financial statements for the six months ended June 30, 2015 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2014.

During the period, there have been a number of new amendments to standards that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new amendments to standards had no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the new or revised standards and amendments that have been issued, but are not yet effective for the period. The Group has already commenced the assessment of the impact of the new or revised standards and amendments to the Group, but is not yet in a position to state whether their adoption would have a significant impact on the results of operations and financial position of the Group.

3. Segment information

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are The Parisian Macao, the St. Regis tower (the remaining phase of Sands Cotai Central) and the Four Seasons apart-hotel tower.

Revenue comprises turnover from the sale of goods and services in the ordinary course of the Group’s activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and The Parisian Macao once in operation, derive their revenue primarily from casino, mall, hotel, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

The Group’s segment information is as follows:

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Net revenues

The Venetian Macao 1,521,865 2,208,157 Sands Cotai Central 1,114,730 1,598,818 The Plaza Macao 364,226 596,369 Sands Macao 461,305 619,913 Ferry and other operations 68,980 66,026 The Parisian Macao ——Inter-segment revenues (14,512) (14,028)

3,516,594 5,075,255

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Adjusted EBITDA (Note)

The Venetian Macao 526,477 872,850 Sands Cotai Central 319,628 513,026 The Plaza Macao 118,828 180,844 Sands Macao 123,247 172,984 Ferry and other operations 7,982 (2,354) The Parisian Macao ——

1,096,162 1,737,350

Note: Adjusted EBITDA is profit attributable to equity holders of the Company before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment, investment properties and intangible assets, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax benefit/(expense). Adjusted EBITDA is used by management as the primary measure of operating performance of the Group’s properties and to compare the operating performance of the Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group’s IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Depreciation and amortization

The Venetian Macao 78,921 75,027 Sands Cotai Central 143,942 137,572 The Plaza Macao 19,986 20,383 Sands Macao 18,769 17,339 Ferry and other operations 6,839 6,929 The Parisian Macao ——

268,457 257,250

The following is a reconciliation of adjusted EBITDA to profit for the period attributable to equity holders of the Company:

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Adjusted EBITDA 1,096,162 1,737,350 Share-based compensation, net of amounts capitalized (12,303) (10,754) Corporate expense (36,893) (29,292) Pre-opening expense (18,551) (20,077) Depreciation and amortization (268,457) (257,250) Net foreign exchange gains 1,142 1,237 Loss on disposal of property and equipment, investment properties and intangible assets (15,544) (1,386) Fair value losses on financial assets at fair value through profit or loss —(15)

Operating profit 745,556 1,419,813 Interest income 8,736 9,489 Interest expense, net of amounts capitalized (30,459) (38,193) Loss on modification or early retirement of debt —(17,964)

Profit before income tax 723,833 1,373,145 Income tax benefit/(expense) 10,660 (2,729)

Profit for the period attributable to equity holders of the Company 734,493 1,370,416

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Capital expenditures

The Venetian Macao 43,387 44,150 Sands Cotai Central 219,090 156,546 The Plaza Macao 8,179 21,850 Sands Macao 13,542 14,788 Ferry and other operations 1,385 1,092 The Parisian Macao 314,035 189,563

599,618 427,989

June 30, December 31,

2015 2014

US$’000

(Unaudited) (Audited)

Total assets

The Venetian Macao 3,325,443 3,854,834 Sands Cotai Central 4,758,198 4,830,193 The Plaza Macao 1,113,909 1,181,298 Sands Macao 396,632 416,562 Ferry and other operations 247,972 229,253 The Parisian Macao 1,185,427 835,451

11,027,581 11,347,591

June 30, December 31,

2015 2014

US$’000

(Unaudited) (Audited)

Total non-current assets

Held locally 8,314,696 7,956,622 Held in foreign countries 166,632 172,113 Deferred income tax assets 37,700 23,910

8,519,028 8,152,645

4. Net revenues

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Casino 2,998,667 4,571,491 Mall

— Income from right of use 155,789 126,057

— Management fees and other 25,558 21,812 Rooms 154,036 164,911 Food and beverage 74,271 84,061 Convention, ferry, retail and other 108,273 106,923

3,516,594 5,075,255

5. Other expenses and losses

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Utilities and operating supplies 86,522 107,519 Advertising and promotions 67,867 78,875 Contract labor and services 58,657 59,630 Repairs and maintenance 30,475 30,957 Royalty fees 30,061 26,985 Provision for doubtful accounts 29,649 24,491 Management fees 22,076 26,888 Loss on disposal of property and equipment, investment properties and intangible assets 15,544 1,386 Operating lease payments 13,790 14,304 Auditor’s remuneration 991 884 Net foreign exchange gains (1,142) (1,237) Suspension costs(1) —7,545 Fair value losses on financial assets at fair value through profit or loss —15 Other support services 58,725 63,363 Other operating expenses 16,273 23,704

429,488 465,309

(1) Suspension costs were primarily comprised of fees paid to trade contractors and legal costs as a result of the temporary project suspension at The Parisian Macao, which resumed construction activities in October 2014.

6. Interest expense, net of amounts capitalized

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Bank borrowings 23,311 25,220 Amortization of deferred financing costs 9,961 10,874 Finance lease liabilities 2,900 3,072 Standby fee and other financing costs 4,364 2,718

40,536 41,884 Less: interest capitalized (10,077) (3,691)

Interest expense, net of amounts capitalized 30,459 38,193

7. Income tax benefit/(expense)

Six months ended June 30, 2015 2014

US$’000

(Unaudited)

Current income tax

Lump sum in lieu of Macao complementary tax on dividends (2,655) (2,653) Other overseas taxes (339) (74)

Over/(under)provision in prior years

Macao complementary tax —(2) Other overseas taxes 166 132

Deferred income tax 13,488 (132)

Income tax benefit/(expense) 10,660 (2,729)

8. Earnings per share

Basic earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the period.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the six months ended June 30, 2015, the Company had outstanding share options and restricted share units that will potentially dilute the ordinary shares.

The calculation of basic and diluted earnings per share is based on the following:

Six months ended June 30, 2015 2014

(Unaudited)

Profit attributable to equity holders of the Company (US$’000) 734,493 1,370,416

Weighted average number of shares for basic earnings per share (thousand shares) 8,068,344 8,064,183 Adjustments for share options and restricted share units (thousand shares) 2,574 8,462

Weighted average number of shares for diluted earnings per share (thousand shares) 8,070,918 8,072,645

Earnings per share, basic US9.10 cents US16.99 cents Earnings per share, basic(i) HK70.55 cents HK131.69 cents Earnings per share, diluted US9.10 cents US16.98 cents Earnings per share, diluted(i) HK70.55 cents HK131.62 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7523 (six months ended June 30, 2014: US$1.00 to HK$7.7513). No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, at any other rates or at all.

9. Dividends

On January 23, 2015, the Board declared an interim dividend of HK$0.99 (equivalent to US$0.128) per share. This interim dividend, amounting in aggregate to HK$7.99 billion (equivalent to US$1.03 billion), was paid on February 27, 2015.

On June 17, 2015, the Shareholders approved a final dividend of HK$1.00 (equivalent to US$0.129) per share for the year ended December 31, 2014 to Shareholders whose names appeared on the register of members of the Company on June 24, 2015. The final dividend, amounting in aggregate to HK$8.07 billion (equivalent to US$1.04 billion), was paid on July 15, 2015.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2015.

10. Trade receivables

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited) (Audited)

0–30 days 390,767 515,852

31–60 days 32,306 35,199

61–90 days 10,125 10,651 Over 90 days 21,205 15,935

454,403 577,637

Trade receivables mainly consist of casino receivables. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security. In respect of gaming promoters, the receivables can be offset against the commission payables and front money deposits made by the gaming promoters. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for gaming promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement.

11. Trade and other payables

June 30, December 31,

2015 2014

US$’000

(Unaudited) (Audited)

Trade payables 28,066 35,771 Outstanding chips and other casino liabilities 466,991 606,592 Deposits 250,385 290,231 Construction payables and accruals 218,164 196,930 Other tax payables 212,990 250,935 Accrued employee benefit expenses 129,345 134,546 Interest payables 39,356 37,601 Payables to related companies — non-trade 11,915 4,383 Other payables and accruals 118,479 128,921

1,475,691 1,685,910 Less: non-current portion (80,330) (77,566)

Current portion 1,395,361 1,608,344

The aging analysis of trade payables is as follows:

June 30, December 31,

2015 2014

US$’000

(Unaudited) (Audited)

0–30 days 20,276 22,556 31–60 days 4,327 9,214 61–90 days 1,262 2,070 Over 90 days 2,201 1,931

28,066 35,771

12. Borrowings

	June 30, 2015	December 31, 2014
	US$'000	
	(Unaudited)	*(Audited)*
Non-current portion		
Bank loans, secured	**3,389,093**	3,208,268
Finance lease liabilities on leasehold interests in land, secured	**72,010**	75,500
Other finance lease liabilities, secured	**2,367**	3,422
	3,463,470	3,287,190
Less: deferred financing costs	**(94,604)**	(92,821)
	3,368,866	3,194,369
Current portion		
Finance lease liabilities on leasehold interests in land, secured	**3,485**	3,545
Other finance lease liabilities, secured	**2,284**	2,272
	5,769	5,817
Total borrowings	**3,374,635**	3,200,186

During March 2014, the Group amended its 2011 VML Credit Facility to, among other things, modify certain financial covenants. In addition to the amendment, certain lenders extended the maturity of US$2.39 billion in aggregate principal amount of the 2011 VML Term Facility to March 31, 2020, and, together with new lenders, provided US$2.0 billion in aggregate principal amount of revolving loan commitments. A portion of the revolving proceeds was used to pay down the US$819.7 million in aggregate principal balance of the 2011 VML Term Facility loans that were not extended. The Group recorded an US$18.0 million loss on modification or early retirement of debt during the six months ended June 30, 2014, in connection with the pay down and extension. Borrowings under the Extended 2011 VML Revolving Facility are being used to fund the development, construction and completion of Sands Cotai Central and The Parisian Macao, and for working capital requirements and general corporate purposes.

In April 2015, the Group entered into the Joinder Agreement to the 2011 VML Credit Facility. Under the Joinder Agreement, certain lenders have agreed to provide a new term loan equal to US$1.0 billion, which was fully funded on April 30, 2015. During the six months ended June 30, 2015, the Group made repayments of US$820.2 million on the Extended 2011 VML Revolving Facility.

27

The Group is required to make principal payments on a quarterly basis beginning on June 30, 2018 in accordance with the provisions of the Joinder Agreement. The maturity date of the 2011 VML Accordion Term is March 30, 2021.

As at June 30, 2015, the Group had US$2.0 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

5. PUBLICATION OF INTERIM RESULTS ON THE WEBSITES OF THE STOCK EXCHANGE AND THE COMPANY

This announcement is published on the websites of the Stock Exchange (www.hkexnews.hk) and the Company (www.sandschinaltd.com). The interim report for the six months ended June 30, 2015 will be dispatched to Shareholders and published on the websites of the Stock Exchange and the Company in due course.

By order of the Board

SANDS CHINA LTD. Dylan James Williams

Company Secretary

Macao, August 14, 2015

As at the date of this announcement, the directors of the Company are:

Executive Directors:

Sheldon Gary Adelson Robert Glen Goldstein Toh Hup Hock

Non-Executive Directors:

Michael Alan Leven Charles Daniel Forman

Independent Non-Executive Directors:

Iain Ferguson Bruce Chiang Yun David Muir Turnbull Victor Patrick Hoog Antink Steven Zygmunt Strasser

In case of any inconsistency between the English version and the Chinese version of this announcement, the English version shall prevail.